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                                                                  EXHIBIT 10.V.1

                             AMENDMENT NO. 2 TO THE
                          EL PASO PRODUCTION COMPANIES
                            LONG-TERM INCENTIVE PLAN

      Pursuant to Section 10.1 of the El Paso Production Companies Long-Term Incentive Plan, effective as of January 1, 2003, as amended (the "Plan"), the Plan is hereby amended as follows, effective December 31, 2003:

      WHEREAS, the Management Committee under the Plan has determined it is in the best interests of the Company to terminate the Plan.

      NOW THEREFORE, the Plan is hereby terminated effective as of the end of the current Performance Period, or December 31, 2003. The termination of the Plan does not affect any awards due to the Participants under the Plan prior to the effective date of this amendment and any awards due to the Participants under the Plan shall be paid in accordance with Section 6.5 of the Plan as soon as reasonably possible after the Company's Performance Ranking Position is compared to the Performance Ranking Position of the Performance Peer Group for the plan year.

      IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 31st day of December, 2003.

                                                EL PASO PRODUCTION COMPANY

                                                By: /s/ SUSAN B. ORTENSTONE
                                                    ----------------------------
                                                    Susan B. Ortenstone
                                                    Senior Vice President,
                                                    Human Resources

Attest:

  /s/ DAVID L. SIDDALL
------------------------
  Corporate Secretary